UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2007

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 27, 2007, Brian S. Block resigned as Senior Vice President and Chief Accounting Officer of American Financial Realty Trust (the "Company") to accept a position as chief financial officer of another company. Mr. Block was the Company's principal accounting officer.

Effective the same date, Christopher J. Barone, the Company's controller, assumed Mr. Block's functions and responsibilities as the Company's principal accounting officer with the title Vice President and Chief Accounting Officer. Mr. Barone joined the Company in May 2006 as Assistant Vice President Finance and was appointed Corporate Controller in August 2006. He served under this title until this promotion. From July 2002 to May 2006, Mr. Barone served as manager of financial reporting at Asplundh Tree Expert Co., a privately held company. Prior to this position, Mr. Barone held accounting and controller positions at VerticalNet, Inc., from 2000 to 2001, and at Piercing Pagoda, Inc., from 1994 to 2000, both of which were NASDAQ listed companies. Mr. Barone was an audit manager at KPMG, LLP from 1988 to 1994. Mr. Barone is a Certified Public Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

August 2, 2007	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Co-President and General Counsel